As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABB Ltd

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

P.O. Box 1831, Affolternstrasse 44, CH-8050

Zurich, Switzerland

+41 44 317 7111

(Address and telephone number of Registrant’s principal executive offices)

Power-One, Inc., Amended and Restated 2004 Stock Incentive Plan

Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan

(Full title of the plan)

E. Barry Lyon
Assistant General Counsel
ABB Holdings Inc.

501 Merritt 7

Norwalk, Connecticut 06851

Telephone: (203) 750-2326
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Arthur Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza
New York, New York 10006
(212) 225-2000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Registered shares, CHF 1.03 par value per share (“Shares”)	674,655(1)	$27.23(2)	$18,370,855.65	$2,505.78
Total	674,655	$27.23	$18,370,855.65	$2,505.78

(1)                     Represents shares of Registered Shares issuable in connection with option awards (the “Assumed Awards”) under the Power-One, Inc., Amended and Restated 2004 Stock Incentive Plan and the Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also relates to any additional shares which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Registered Shares.

(2)                     Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rule 457(c) and (h) of the Securities Act, and computed based on the weighted average exercise price of the Assumed Awards.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.         Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act and additional information about the Plans are available without charge by contacting:

Richard A. Brown

Affolternstrasse 44

CH-8050 Zurich

Switzerland

Telephone: +41-43-317-7111

 PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by ABB Ltd (the “Registrant”), are incorporated in this Registration Statement by reference:

(a)   The Registrant’s Annual Report on Form 20-F for fiscal year ended December 31, 2012 filed with the Commission on March 14, 2013;

(b)   the Registrant’s Reports on Form 6-K filed or furnished to the Commission on July 25, 2013; June 17, 2013; May 13, 2013; April 26, 2013; and

(c)   the description of the Registrant’s Registered Shares, par value CHF 1.03, included under the caption “Description of Share Capital and Articles of Incorporation” in the Registrant’s Annual Report on Form 20-F (File No. 001-16429) filed with the Commission on March 14, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant has obtained directors’ and officers’ liability insurance.  Except for the foregoing, neither any contract, nor the Articles of Incorporation of the Registrant, nor any other arrangement contains any provision under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.  In addition, according to Homburger AG, our Swiss counsel, there is no provision of Swiss law providing for any such indemnification of directors or officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index attached hereto.

Item 9.  Undertakings.

(a)   (a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus so as to provide such interim financial information.

(d)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on July 26, 2013.

ABB LTD

By:	/s/ Eric Elzvik
	Name:	Eric Elzvik
	Title:	Executive Vice President and
Chief Financial Officer

By:	/s/ Richard A. Brown
	Name:	Richard A. Brown
	Title:	Group Senior Vice President and
Chief Counsel Corporate & Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ulrich Spiesshofer, Eric Elzvik, Alex Hall, Richard A. Brown and Diane de Saint Victor, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and any two of them acting jointly, full power and authority to do and perform each and every act  and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute.

Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on July 26, 2013.

Signature	Title

/s/ Joe Hogan	Chief Executive Officer
Joe Hogan	(Principal Executive Officer)

/s/ Eric Elzvik	Executive Vice President and Chief Financial Officer
Eric Elzvik	(Principal Financial Officer)

Group Senior Vice President and
/s/ Alex Hall	Head of Group Function Finance and Controlling
Alex Hall	(Principal Accounting Officer)

/s/ Hubertus von Grünberg	Director
Hubertus von Grünberg

/s/ Roger Agnelli	Director
Roger Agnelli

/s/ Louis R. Hughes	Director
Louis R. Hughes

/s/ Hans Ulrich Märki	Director
Hans Ulrich Märki

/s/ Michel de Rosen	Director
Michel de Rosen

/s/ Michael Treschow	Director
Michael Treschow

/s/ Jacob Wallenberg	Director
Jacob Wallenberg

/s/ Ying Yeh	Director
Ying Yeh

ABB HOLDINGS INC., its duly authorized representative in the United States

	By:	/s/ E. Barry Lyon
		Name:	E. Barry Lyon
		Title:	Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of ABB Ltd as amended to date.

4.2

Form of Amended and Restated Deposit Agreement, by and among ABB Ltd, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of the American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) (incorporated by reference to Exhibit (a) to Form F-6EF (File No. 333-147488) filed by ABB Ltd on November 19, 2007).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4	The Power-One, Inc., Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Appendix D to the Power-One, Inc.’s Proxy Statement filed on April 27, 2010).

4.5	The Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of Power-One, Inc.’s Form 10-K filed on March 29, 2002).

5.1	Opinion of Homburger AG.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Homburger AG (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).